As filed with the Securities and Exchange Commission on November 19, 1999

                          Registration No. 333-15105

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 PAYCHEX, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

      Delaware                                          16-1124166
------------------                                ----------------------
(State or other                                      (I.R.S. Employer
jurisdiction of                                     Identification No.)
incorporation or organization)

                           911 Panorama Trail South
                          Rochester, New York  14625
                                (716) 385-6666
    -----------------------------------------------------------------------
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                John M. Morphy
                    Vice President, Chief Financial Officer
                           911 Panorama Trail South
                          Rochester, New York  14625
                                (716) 385-6666
    -----------------------------------------------------------------------
    (Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copy to:
                          Harry P. Messina, Jr., Esq.
                  Woods, Oviatt, Gilman, Sturman & Clarke LLP
                            700 Crossroads Building
                          Rochester, New York  14614

This Post-Effective Amendment No. 2 is being filed to de-register 3,556,111 shares of Common Stock (the "Shares") of PAYCHEX, INC. (the "Registrant") covered by the Form S-3 Registration Statement No. 333-15105 filed on October 30, 1996 as amended by Post-Effective Amendment No. 1 filed May 22, 1997 (the "Registration Statement") and declared effective May 27, 1997. All shares reflect the 3-for-2 stock splits which occurred on May 29, 1997, May 15, 1998 and May 21, 1999. The Shares which were registered for resale pursuant to Rule 415 (the "Offering"), have been sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 2 or remain unsold. All such Shares are now unrestricted and freely tradeable pursuant to Rule 144(k). The terms of the offering are described in the prospectus filed as part of the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on November 10, 1999.

                                 PAYCHEX, INC.

By:  /s/ John M. Morphy
-----------------------
John M. Morphy, Vice President,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on dates indicated.

     Name                     Title                        Date

/s/ B. Thomas Golisano        Chairman of the Board,       November 10, 1999
----------------------        Chief Executive Officer,
B. Thomas Golisano            President and Director

/s/ John M. Morphy            Vice President, Chief        November 10, 1999
----------------------        Financial Officer and
John M. Morphy                Secretary

     *                        Director                     November 10, 1999
----------------------
Steven D. Brooks

     *                        Director                     November 10, 1999
----------------------
G. Thomas Clark

     *                        Director                     November 10, 1999
----------------------
Phillip Horsley

     *                        Director                     November 10, 1999
----------------------
Grant M. Inman

     *                        Director                     November 10, 1999
----------------------
Harry P. Messina, Jr.

     *                        Director                     November 10, 1999
----------------------
J. Robert Sebo

* By:  /s/ B. Thomas Golisano
-----------------------------
B. Thomas Golisano, as Attorney-in-Fact